EXHIBIT 10.29a


                                   AMENDMENT
                                       TO
                          COMBINATION INDEMNIFICATION
                                      AND
                               SECURITY AGREEMENT


         THIS AMENDMENT modifies the April 9, 1997 Combination Indemnification and Security Agreement ("Agreement") between CHRONIMED INC. ("Chronimed") and MAURICE R. TAYLOR ("Taylor").

         1. Except as specifically modified herein, the Agreement remains in full force and effect according to its terms. In the event of contradiction between the terms of this Amendment and the Agreement, the terms of the Agreement will prevail.

         2. So long as Chronimed retains any obligation to guaranty any of the indebtedness defined under and subject to the terms of the Agreement, Chronimed may in its discretion maintain and fund a "key man" policy of life insurance on Taylor's life, in an amount deemed appropriate by Chronimed, for the benefit of Chronimed and for the purpose of satisfying any liabilities which may accrue to Chronimed under the Agreement in the event of Taylor's death. Taylor shall submit to any reasonable physical examination(s) as may be required under such insurance policy.

         3. In addition to the financial statement required of Taylor under the Agreement, Taylor shall provide Chronimed, upon execution of this Amendment and thereafter annually or upon any material change in Taylor's personal financial condition, until Chronimed's obligations under the Agreement are terminated, a verified personal financial statement.

CHRONIMED INC.                                 MAURICE R. TAYLOR

By:  /s/ Norman A. Cocke                       /s/ Maurice R. Taylor
Its: Chief Financial Officer
Date: August 26, 1998                          Date: August 26, 1998